                                                                      EXHIBIT 21

                      EMERSON RADIO CORP. AND SUBSIDIARIES
                              EXHIBIT TO FORM 10-K
                         SUBSIDIARIES OF THE REGISTRANT




                                        JURISDICTION OF        PERCENTAGE OF
NAME OF SUBSIDIARY                       INCORPORATION           OWNERSHIP
------------------                  ----------------------   -----------------
EMERSON RADIO (HONG KONG) LIMITED                HONG KONG               100.0%*
EMERSON RADIO INTERNATIONAL LTD     BRITISH VIRGIN ISLANDS               100.0%
SPORT SUPPLY GROUP, INC                           DELAWARE                53.2%



* One share is owned by a resident director, pursuant to local law.